BY-LAWS

OF

EMERGING MARKETS GROWTH FUND, INC.

As amended September 15, 2005

BY-LAWS
OF
EMERGING MARKETS GROWTH FUND, INC.

BY-LAWS

OF

EMERGING MARKETS GROWTH FUND, INC.

ARTICLE I

Offices

  Section 1. Principal Executive Office. The principal executive office of the Corporation shall be 11100 Santa Monica Boulevard, Los Angeles, State of California, or such other place as the Board may determine from time to time.

  Section 2. Other Offices. The Corporation may have such other offices in such places as the Board of Directors may from time to time determine.

ARTICLE II

Meetings of Stockholders

Section 1. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date and at a time as shall from time to time be designated by the Board of Directors. Any business of the Corporation may be transacted at the annual meeting without being specifically designated in the notice, except such business as is specifically required by statute to be stated in the notice.

Notwithstanding the foregoing, the Corporation shall not be obligated to hold an annual meeting of its stockholders in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940.

            Section 2. Special Meetings. Special meetings of the stockholders, unless otherwise provided by law or by the Articles of Incorporation, may be called for any purpose or purposes by a majority of the Board of Directors, by the President, or upon the written request of the holders of at least 25% of the outstanding capital stock of the Corporation entitled to vote at such meeting.

Section 3. Place of Meetings. The annual meeting and any special meeting, of the stockholders shall be held at such place within the United States as the Board of Directors may from time to time determine.

Section 4. Notice of Meetings; Waiver of Notice. Notice of the place, date, and time of the holdings of each annual or special meeting of the stockholders and the purpose or purposes of each special meeting shall be given personally or by mail not less than ten nor more than ninety days before the date of such meeting, to each stockholder entitled to vote at such meeting and to each other stockholder entitled to notice of the meeting. Notice by mail shall be deemed to be duly given when deposited in the United States mail addressed to the stockholder at its address as it appears on the records of the Corporation, with postage thereon prepaid.

Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice that is filed with the records of the meeting. When a meeting is adjourned to another time and place unless the Board of Directors, after the adjournment, shall fix a new record date for an adjourned meeting, or unless the adjournment is for more than thirty days, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.

Section 5. Quorum. At all meetings of the stockholders, the holders of a majority of the shares of stock of the Corporation entitled to vote at the meeting who are present in person or by proxy shall constitute a quorum for the transaction of any business, except as otherwise provided by statute or by the Articles of Incorporation or these By-Laws. In the absence of a quorum no business may be transacted, except that the holders of a majority of the shares of stock who are present in person or by proxy and who are entitled to vote may adjourn the meeting from time to time without notice other than announcement thereat except as otherwise required by these By-Laws, until the holders of the requisite amount of shares of stock shall be so present. At any such adjourned meeting at which a quorum may be present, any business may be transacted that might have been transacted at the meeting as originally called. The absence from any meeting, in person or by proxy, of holders of the number of shares of stock of the Corporation in excess of a majority thereof that may be required by the laws of the State of Maryland or other applicable statute, the Articles of Incorporation, or these By-Laws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters that may properly come before the meeting, if there shall be present thereat, in person or by proxy, holders of the number of shares of stock of the Corporation required for action in respect of such other matter or matters.

Section 6. Organization. At each meeting of the stockholders, the Chairman of the Board, if one has been designated by the Board, or in his absence or inability to act, the Vice Chairman of the Board, if one has been designated by the Board, or in his absence or inability to act, the President, or in the absence or inability to act of each of the Chairman of the Board, the Vice Chairman of the Board, and the President, a Vice-President shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

Section 7. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the Chairman of the meeting.

Section 8. Voting. Except as otherwise provided by statute or the Articles of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for each full share and a fractional vote for each fractional share, standing in his name on the record of stockholders of the Corporation as of the record date determined pursuant to Section 9 of this Article II or if such record date shall not have been so fixed, then at the later of (i) the close of business on the day on which notice of the meeting is mailed or (ii) the thirtieth day before the meeting.

Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it except in those cases where such proxy states that it is irrevocable and where an irrevocable proxy is permitted by law.

Except as otherwise provided by statute, the Articles of Incorporation, or these By-Laws, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action; provided that, if any action is required to be taken by the vote of a majority of the outstanding shares of all the stock or of any class of stock, then such action shall be taken if approved by the lesser of (i) 67% or more of the shares present at a meeting in person or represented by proxy, at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares.

If a vote shall be taken on any question other than the election of directors, which shall be by written ballot, then unless required by statute or these By-Laws, or determined by the chairman of the meeting to be advisable, any such vote need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

Section 9. Fixing of Record Date. The Board of Directors may fix, in advance, a record date not more than ninety nor less than ten days before the date then fixed for the holding of any meeting of the stockholders. All persons who were holders of record of shares at such time, and no others, shall be entitled to vote at such meeting and any adjournment thereof.

Section 10. Inspectors. The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting number of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote in fairness to all stockholders. On request of the chairman of the meeting or of any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

Section 11. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by statute or the Articles of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote, if the following are filed with the records of stockholders meetings: (i) a unanimous written consent that sets forth the action and is signed by each stockholder entitled to vote on the matter and (ii) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote thereat.

ARTICLE III

Board of Directors

Section 1. General Powers. Except as otherwise provided in the Articles of Incorporation, the business and affairs of the Corporation shall be managed by the Board of Directors. The Board may exercise all the powers of the Corporation and do all such lawful acts and things as are not by statute or the Articles of Incorporation directed or required to be exercised or done by the stockholders.

Section 2. Number of Directors. The number of directors initially shall be one (1) but such number may be changed from time to time by resolution of the Board of Directors adopted by a majority of the Directors then in office; provided, however, that the number of directors subsequent to the issuance of Corporation stock may not be changed to a number less than three (3). Any vacancy created by an increase in directors may be filled in accordance with Section 6 of this Article III. No reduction in the number of directors shall have the effect of removing any director from office before the expiration of his term unless such director is specifically removed pursuant to Section 5 of this Article III at the time of such reduction. Directors need not be stockholders but the Board of Directors shall be comprised of persons eligible to so serve under applicable law, including if applicable, the Investment Company Act of 1940, as amended.

Section 3. Election and Term of Directors. Each director shall serve as a director for the duration of the existence of the Corporation or until such director sooner dies, resigns or is removed as herein provided in these By-Laws or as otherwise provided by statute or the Articles of Incorporation.

Section 4. Resignation. A director of the Corporation may resign at any time by giving written notice of resignation to the Board, to the Chairman of the Board, to the President, or to the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Removal of Directors. Any director of the Corporation may be removed by (i) the affirmative vote of 75% of the Directors or (ii) the stockholders by the affirmative vote of the holders of at least 75% of the votes entitled to be cast on the matter at any meeting of stockholders, duly called and at which a quorum is present.

Section 6. Vacancies. In the event any vacancies occur in the Board whether arising from death, resignation, removal, an increase in the number of directors, or from any other cause, such vacancies shall be promptly filled by a vote of the Board of Directors of the Corporation. Any directors elected or appointed to fill a vacancy shall hold office until their death, resignation, or removal, as hereinafter provided in these By-Laws, or as otherwise provided by statute or the Articles of Incorporation.

Section 7. Place of Meetings. Meetings of the Board may be held at such place as the Board may from time to time determine or as shall be specified in the notice of such a meeting.

Section 8. Regular Meetings. Regular meetings of the Board may be held without notice at such time as may be determined by the Board of Directors.

Section 9. Special Meetings. Special meetings of the Board may be called by two or more directors of the Corporation, by the Chairman of the Board, or by the President.

Section 10. Annual Meeting. The annual meeting of a newly elected Board of Directors, if any, shall be held as soon as practicable after the meeting of stockholders at which the directors were elected. No notice of such annual meeting shall be necessary if held immediately after the adjournment, and at the site, of the meeting of stockholders. If not so held, notice shall be given as hereinafter provided for special meetings of the Board of Directors.

Section 11. Notice of Special Meetings. Notice of each special meeting of the Board shall be given by the Secretary as hereinafter provided, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each director, either personally or by telephone, cable, or wireless, at least twenty-four hours before the time at which such meeting is to be held, or by first-class mail, postage prepaid, addressed to him, at his residence or usual place of business, at least three days before the day on which such meeting is to be held.

Section 12. Waiver of Notice of Meetings. Notice of any special meeting need not be given to any director who shall, either before or after the meeting, sign a written waiver of notice or who shall attend such meeting. Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any meeting need not state the purpose of such meeting.

Section 13. Quorum and Voting. One-third of the members of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and, except as otherwise expressly required by the Articles of Incorporation, these By-Laws, or applicable statute, including, if applicable, the Investment Company Act of 1940, as amended, or any rules thereunder, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board; provided, however, that the approval of any contract with an investment adviser or principal underwriter, as such terms are defined in the Investment Company Act of 1940, as amended, that the Corporation enters into or any renewal or amendment thereof, the approval of a fidelity bond, and the selection of the Corporation's independent public accountants shall each require the affirmative vote of a majority of the directors who are not parties to any such contract or interested persons of any such party. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat may adjourn such meeting to another time and place until a quorum shall be present thereat. Notice of the time and place of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 14. Organization. The Board may, by resolution adopted by a majority of the entire Board, designate a Chairman of the Board, who shall preside at each meeting of the Board. He shall also have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors or as may be required by law. If, under rules of the U.S. Securities and Exchange Commission, the Chairman of the Board is required to be a director who is not an “interested person” of the Corporation as defined in Section 2(a)(19) of the Investment Company Act of 1940 (“independent director”), the Chairman of the Board shall serve as a non-executive Chairman and shall not be considered an officer of the Corporation. The election of an independent director as Chairman of the Board will not reduce the responsibilities of the other directors. The Chairman of the Board shall hold such title until his successor shall have been duly chosen and qualified, or until he shall have resigned or shall have been removed. Any vacancy may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

The Board may, by resolution adopted by a majority of the entire Board, designate a Vice Chairman of the Board. Unless otherwise determined by the Board, the position of Vice Chairman of the Board shall be filled for purposes of assisting the Chairman in carrying out his duties. He shall also have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors. The Vice Chairman of the Board shall hold such title until his successor shall have been duly chosen and qualified, or until he shall have resigned or shall have been removed. If, the Board determines to elect an independent director as Vice Chairman of the Board, the Vice Chairman of the Board shall serve as a non-executive Vice Chairman and shall not be considered an officer of the Corporation. The election of an independent director as Vice Chairman of the Board will not reduce the responsibilities of the other directors.

In the absence or inability of the Chairman of the Board and the Vice Chairman of the Board to preside at a meeting, the President, or, in the absence or inability to act of each of the Chairman of the Board, the Vice Chairman of the Board and the President, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act, any person appointed by the Chairman) shall act as secretary of the meeting and keep the minutes thereof.

Section 15. Directors Emeritus. The Board of Directors may elect one or more Directors Emeritus, chosen from among persons who have served as directors of the Corporation, without limit as to number or period of service. The term of office of any Director Emeritus shall be as determined by the Board of Directors. Directors Emeritus shall be invited, but not required, to attend and to speak at meetings of the Board of Directors and committees thereof, except for meetings or portions of meetings at which the Board determines attendance shall be limited. Directors Emeritus shall be paid such compensation and reimbursed for such expenses as shall be determined from time to time by the Board of Directors and may be provided some or all of the information and documents relating to the Corporation that is provided to the Board of Directors as may be determined from time to time by the Board and/or the officers of the Corporation. A Director Emeritus will not be a member of the Board of Directors and shall have none of the rights, obligations or duties of a director including, without limitation, voting rights. Unless otherwise expressly required by the context, the term “director” or “directors” as used in these By-Laws does not include Directors Emeritus.

Section 16. Written Consent of Directors in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or of the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with minutes of the proceedings of the Board or committee.

Section 17. Compensation. Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board.

Section 18. Investment Policies. It shall be the duty of the Board of Directors to ensure that the purchase, sale, retention and disposal of portfolio securities and the other investment practices of the Corporation are at all times consistent with the investment policies and restrictions with respect to securities investments and otherwise of the Corporation, as received in these By-Laws and the current Offering Circular and/or prospectus of the Corporation. The Board, however, may delegate the duty of management of the assets and the administration of its day-to-day operations to an individual or corporate management company and/or investment adviser pursuant to a written contract or contracts which have obtained the requisite approvals, including the requisite approvals of renewals thereof, of the Board of Directors and/or the stockholders of the Corporation in accordance with the provisions of any applicable law including, if appropriate, the Investment Company Act of 1940, as amended.

Section 19. Hiring of Employees or Retaining of Advisers and Experts. The independent directors may hire employees or retain advisers and experts as they deem necessary to help ensure that they are able to deal with matters beyond their expertise and fulfill their role of representing shareholder interests.

ARTICLE IV

Committees.

Section 1. Executive Committee. The Board may, by resolution adopted by a majority of the entire Board, designate an Executive Committee consisting of two or more of the directors of the Corporation, which committee shall have and may exercise all the powers and authority of the Board with respect to all matters other than:

(a) the submission to stockholders of any action requiring authorization of stockholders pursuant to statute or the Articles of Incorporation;

(b) the filling of vacancies on the Board of Directors;

(c) the fixing of compensation of the directors for serving on the Board or on any committee of the Board, including the Executive Committee;

(d) the approval or termination of any contract with an investment adviser or principal underwriter, as such terms are defined in the Investment Company Act of 1940, as amended, or the taking of any other action required to be taken by the Board of Directors by any applicable law, including, if appropriate, the Investment Company of 1940, as amended;

(e) the amendment or repeal of these By-Laws or the adoption of new By-Laws;

(f) the amendment or repeal of any resolution of the Board that by its terms may be amended or repealed only by the Board; and

(g) the declaration of dividends and the issuance of capital stock of the Corporation. The Executive Committee shall keep written minutes of its proceedings and shall report such minutes to the Board. All such proceedings shall be subject to revision or alteration by the Board, provided, however, that the third parties shall not be prejudiced by such revision or alteration.

Section 2. Other Committees of the Board. The Board of Directors may from time to time, by resolution adopted by a majority of the whole Board, designate one or more other committees of the Board, each such committee to consist of such number of directors and to have such powers and duties as the Board of Directors may, by resolution, prescribe.

Section 3. General. One-third, but not less than two of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting and the act of a majority present shall be the act of such committee. The Board may designate a chairman of any committee and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting wholly or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority or power of the Board in the management of the business or affairs of the Corporation.

ARTICLE V

Officers, Agents, and Employees

Section 1. Number and Qualifications. The officers of the Corporation shall be a President, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint one or more Vice Presidents and may also appoint such other officers, agents and employees as it may deem necessary or proper. Any two or more offices may be held by the same person, except the offices of President and Vice President, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity. Such officers shall be elected by the Board of Directors each year at its first meeting held after the annual meeting of the stockholders, each to hold office until the meeting of the Board following the next annual meeting of the stockholders and until his successor shall have been duly elected and shall have qualified, or if earlier, until the death, resignation, or removal, as hereinafter provided in these By-Laws or as otherwise provided by statute or the Articles of Incorporation, of such officer. The Board may from time to time elect, or delegate to the President the power to appoint, such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries) and such agents as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

Section 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the President, or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3. Removal of Officer, Agent, or Employee. Any officers, agents, or employees of the Corporation may be removed by the Board of Directors with or without any cause at any time, and the Board may delegate such power of removal as to agents and employees not elected or appointed by the Board of Directors. Such removal shall be without prejudice to such person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

Section 4. Vacancies. A vacancy in any office, whether arising from death, resignation, removal, or from any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to such office.

Section 5. Compensation. The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power shall be delegated to any officer in respect of other officers under his control.

Section 6. Bonds or Other Security. If required by the Board, any officer, agent, or employee of the Corporation shall give a bond or other security for the faithful performance of his duties in such amount and with such surety or sureties as the Board may require.

Section 7. President. The President shall be the chief executive officer of the Corporation. In the absence of the Chairman of the Board and the Vice Chairman of the Board (or if there be none), he shall preside at all meetings of the stockholders and of the Board of Directors. He shall have, subject to the control of the Board of Directors, general charge of the business and affairs of the Corporation. He may employ and discharge employees and agents of the Corporation, except as such as shall be appointed by the Board, and he may delegate these powers.

Section 8. Vice President. Each Vice President shall have such powers and perform such duties as the Board of Directors or the President may from time to time prescribe.

Section 9. Treasurer. The Treasurer shall:

(a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation, except those that the Corporation has placed in the custody of a bank or trust company or members of a national securities exchange (as that term is defined in the Securities Exchange Act of 1934) pursuant to a written agreement designating such bank or trust company or member of a national securities exchange as custodian of the property of the Corporation;

(b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

(c) cause all moneys and other valuables to be deposited to the credit of the Corporation;

(d) receive, and give receipts for, moneys due and payable to the Corporation from any source;

(e) disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefor; and

(f) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or the President.

Section 10. Secretary. The Secretary shall:

(a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, of the committees of the Board, and of the stockholders;

(b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

(c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or the President.

Section 11. Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other person that the Board may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officers upon any other officer or upon any director.

ARTICLE VI

Indemnification

(a) Each director and each officer of the Corporation shall be indemnified by the Corporation to the fullest extent and in the manner provided by Maryland law and the Investment Company Act of 1940 (if applicable), as they may be amended. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director or officer in connection with any proceeding. However, if the proceeding was won by or in the right of the Corporation, indemnification may not be made in respect of any proceeding in which the director or officer shall have been adjudged to be liable to the Corporation. In the event of a settlement, the indemnification shall be made only upon approval by the court having jurisdiction or upon determination by the Board of Directors that such settlement was or, if still to be made, is in the best interests of the Corporation. If the determination is to be made by the Board of Directors, it may rely as to all questions of law on the advice of general counsel of the Corporation, if such counsel is not involved therein or, if involved, then on the advice of independent counsel. The right of indemnification hereby provided shall be in addition to any other rights to which any director or officer may be entitled.

(b) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or who, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner or trustee of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan, against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position; provided, that no insurance may be purchased which would indemnify any director or officer of the Corporation against any liability to the Corporation or to its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

ARTICLE VII

Capital Stock

Section 1. Stock Certificates. Each holder of stock of the Corporation shall be entitled upon request to have a certificate or certificates, in such form as shall be approved by the Board, representing the number of shares of stock of the Corporation owned by him; provided, however, that certificates for fractional shares will not be delivered in any case. The certificates representing shares of stock shall be signed by or in the name of the Corporation by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation. Any or all of the signatures or the seal on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate shall be issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar were still in office at the time of issue.

Section 2. Books of Account and Record of Stockholders. There shall be kept at the principal executive office of the Corporation, or at such other place as the Corporation may deem necessary, correct and complete books and records of account of all the business and transactions of the Corporation. There shall be made available upon request of any stockholder, in accordance with Maryland law, a record containing the number of shares of stock issued during a specified period not to exceed twelve months and the consideration received by the Corporation for each such share.

Section 3. Transfers of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder thereof, or by his attorney thereunder authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and on the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes including, without limitation, the rights to receive dividends or other distributions and to vote as such owner and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.

Section 4. Regulations. The Board may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer, and registration of certificates of shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

Section 5. Lost, Destroyed, or Mutilated Certificates. The holder of any certificates representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction, or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it that the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or his legal representative to give to the Corporation a bond in such sum as the Board may determine to be sufficient, and in such form and with such surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such certificate, except pursuant to legal proceedings under the laws of the State of Maryland.

Section 6. Fixing of a Record Date for Dividends and Distributions. The Board may fix, in advance, a date not more than sixty days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidence of rights or evidences of interests arising out of any change, conversion, or exchange of common stock or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, rights, or interest.

Section 7. Registered Owner of Shares. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

Section 8. Information to Stockholders and Others. Any stockholder of the Corporation or his agent may inspect and copy during usual business hours the Corporation's By-Laws, minutes of the proceedings of its stockholder meetings, annual statements of its affairs, shareholders agreement and any voting trust agreement on file at its principal office.

ARTICLE VIII

Seal

The seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Maryland." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE IX

Fiscal Year

Unless otherwise determined by the Board, the fiscal year of the Corporation shall end the 30th day of June each year.

ARTICLE X

Depositories and Custodians

Section 1. Depositories. The funds of the Corporation shall be deposited with such banks or other depositories as the Board of Directors of the Corporation may from time to time determine.

Section 2. Custodians. All securities and other investments shall be deposited in the safekeeping of such banks or other companies as the Board of Directors of the Corporation may from time to time determine. Every arrangement entered into with any bank or other company for the safekeeping of the securities and investments of the Corporation shall contain provisions complying with, if applicable, the Investment Company Act of 1940, as amended, and the general rules and regulations thereunder.

ARTICLE XI

Execution of Instruments

Section 1. Checks, Notes, Drafts, etc. Checks, notes, drafts, acceptances, bills of exchange, and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.

Section 2. Sale or Transfer of Securities. Stock certificates, bonds, or other securities at any time owned by the Corporation may be held on behalf of the Corporation or sold, transferred, or otherwise disposed of subject to any limits imposed by Article XIV of these By-Laws and pursuant to authorization by the Board and, when so authorized to be held on behalf of the Corporation or sold, transferred or otherwise disposed of, may be transferred from the name of the Corporation by the signature of the President, a Vice President, the Treasurer, the Assistant Treasurer, the Secretary, or the Assistant Secretary.

ARTICLE XII

Independent Public Accountants

The firm of independent public accountants that shall sign or certify any financial statements of the Corporation that are filed with the Securities and Exchange Commission or delivered to stockholders shall be selected annually by the Board of Directors and ratified by the stockholders if necessary in accordance with the provisions of applicable law, including, if appropriate, the Investment Company Act of 1940, as amended.

ARTICLE XIII

Annual Statement

The books of account of the Corporation shall be examined by an independent firm of public accountants at the end of each annual period of the Corporation and at such other times as may be directed by the Board. A report to the stockholders based upon each such examination shall be mailed to each stockholder of the Corporation of record on such date with respect to each report as may be determined by the Board, at his address as the same appears on the books of the Corporation. Such annual statement shall also be available at the annual meeting of stockholders and be placed on file at the Corporation's principal office in the State of Maryland. Each such report shall show the assets and liabilities of the Corporation as of the close of the annual or quarterly period covered by the report and the securities in which the funds of the Corporation were then invested. Such report shall also show the Corporation's income and expenses for the period from the end of the Corporation's preceding fiscal year to the case of the annual or quarterly period covered by the report and any other information required by the Investment Company Act of 1940, as amended, if applicable, and shall set forth such other matters as the Board of such firm of independent public accountants shall determine.

ARTICLE XIV

Fundamental Policies

Section 1. Policies Applicable to All Portfolios.

  (a) It is the fundamental policy of the Corporation to follow the investment objective as set forth in, as appropriate, the current Offering Circular or prospectus contained in the Registration Statement of the Corporation.

  (b) As a matter of fundamental policy, the Corporation will not, without the consent of the holders of a majority of its outstanding voting securities:

1. invest in securities having unlimited liability;

2. issue senior securities, except as may arise in connection with certain security purchases and subject to limits imposed by the 1940 Act, pledge its assets, borrow money, secured or unsecured, except that the Corporation may borrow in connection with hedging a particular currency exposure and except that the Corporation may borrow from a bank for temporary or emergency purposes in amounts not exceeding 5% of the value of its total assets (excluding the amount borrowed) and pledge its assets to secure such borrowings, and except that the Corporation may issue warrants to its shareholders;

3. invest in commodities, commodity contracts or land, although it may purchase and sell securities which are secured by real estate or commodities and securities of companies which invest or deal in real estate or commodities, and it may purchase and sell spot or forward currency contracts or currency futures contracts for hedging purposes or to minimize currency conversion costs in connection with specific security transactions;

4. make investments for the purpose of exercising control or management;

5. engage in short sales or maintain a short position, although for tax purposes it may sell securities short against the box;

6. purchase any security (other than obligations of a national government or its agencies or instrumentalities) if as a result: (i) more than 35% of its assets would be invested in the securities of companies domiciled in any one country, or (ii) with respect to 75% of its total assets, more than 5% of its total assets would be invested in the securities of any single issuer, or (iii) 25% or more of its total assets would be invested in issuers whose primary business is in a single industry;

7. act as underwriter except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under applicable securities laws;

8. lend any funds or other assets, except that the Corporation may, consistent with its investment objectives and policies: (i) invest in debt obligations including bonds, debentures, loan participations or other debt securities in which financial institutions generally invest, bankers= acceptances and commercial paper, even though the purchase of such obligations may be deemed to be the making of loans; (ii) enter into repurchase agreements; and (iii) lend its portfolio securities in accordance with the applicable guidelines established by the Securities and Exchange Commission; and

9. with respect to 75% of its total assets, purchase any securities if as a result the Corporation would own more than 10% of the outstanding voting securities of any one issuer.

For the purposes of restrictions 6 and 9, a conversion feature or right to acquire a security shall be considered to be ownership of the underlying security, but shall not be deemed to be ownership for the purpose of computing the percentages by any other person.

With respect to the limits described in investment restrictions 6 and 9 above, the Corporation may make purchases of securities in excess of such limits pursuant to the exercise of warrants or rights that would maintain the Corporation's pro rata interest in an issuer or a class of an issuer's securities and provided its Investment Manager has determined that such exercise is in the best interests of the Corporation. The Corporation will dispose of the securities so acquired within a reasonable time after acquisition, unless compliance with the limits otherwise has been restored.

ARTICLE XV

Amendments

These By-Laws or any of them may be amended, altered, or repealed at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided that notice of the proposed amendment, alteration, or repeal be contained in the notice of such special meeting. These By-Laws, or any of them, except Article XIV and Section 5 of Article III hereof, may also be amended, altered, or repealed by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors. The By-Laws, or any of them, contained in Article XIV and Section 5 of Article III may be amended, altered, or repealed only by the affirmative vote of a majority (75% in the case of Section 5 of Article III) of the outstanding shares of stock of the Corporation, at a regular or special meeting of the stockholders, the notice of which contains the proposed amendment, alteration, or repeal.

A certified copy of these By-Laws as they may be amended from time to time, shall be kept at the principal office of the Corporation.